EXHIBIT 7
         to SCHEDULE 13D

                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13D-(k)(1)

            The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  May 19, 2006


                               PPC CANADA ENTERPRISES CORP.



                               By: /s/ Eiji Kato
                                   --------------------------------------------
                                   Name:  Eiji Kato
                                   Title: Chief Executive Officer and Director


                               PAN PACIFIC COPPER CO., LTD.



                               By: /s/ Takeshi Kurushima
                                   --------------------------------------------
                                   Name:  Takeshi Kurushima
                                   Title: President and Representative Director